UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  January 23, 2013

Urologix, Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-28414	41-1697237
(Commission File Number)	(I.R.S. Employer Identification No.)

14405 21st Avenue North Minneapolis, MN	55447
(Address Of Principal Executive Offices)	(Zip Code)

(763) 475-1400

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Items under Sections 1, 2 and 4 through 8 are not applicable and are therefore omitted.

ITEM 3.01	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On January 23, 2013, Urologix, Inc. (the “Company”) received a letter from The NASDAQ Stock Market LLC stating that the Company has not regained compliance with the minimum bid price requirement of Rule 5550(a)(2) within the 180 calendar day compliance period that ended on January 22, 2013 and that the Company’s common stock is scheduled to be delisted from The Nasdaq Capital Market as of the open of business on February 1, 2013, unless the Company requests a hearing before a NASDAQ Listing Qualifications Panel (the “Panel”).

Accordingly, the Company intends to timely request a hearing before the Panel at which it will petition for continued listing pending its return to compliance with all applicable listing requirements. The hearing request will stay any suspension or delisting action until the conclusion of the hearing process. However, there can be no assurance that the Panel will grant the Company’s request for continued listing or that the Company’s common stock will remain listed on The Nasdaq Capital Market following the hearing.

On January 29, 2013, the Company issued a press release relating to the foregoing, which is furnished with this Form 8-K as Exhibit 99.1

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
99.1	Press release issued by Urologix, Inc. on January 29, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UROLOGIX, INC.

By:	/s/ Brian J. Smrdel
Brian J. Smrdel Chief Financial Officer

Date:  January 29, 2013